UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – March 11, 2016

EXTENDED STAY AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36190	46-3140312
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (980) 345-1600

ESH HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36191	27-3559821
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (980) 345-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01	Other Items.

On March 11, 2016, Extended Stay America, Inc. and its subsidiary, ESH Hospitality, Inc. (“ESH REIT”), issued a press release announcing that ESH REIT has priced its offering of an additional $800 million aggregate principal amount of 5.25% Senior Notes due 2025 (the “Notes”) at a price equal to 98.5% of face value, plus accrued interest from November 1, 2015. This is an increase in the offering size of $300 million aggregate principal amount of Notes from the previously announced offering size. The Notes will be issued under the same indenture as the 5.25% Senior Notes due 2025 issued by ESH REIT on May 15, 2015 (the “Initial Notes”). The Notes, together with the Initial Notes, will be treated as a single series of debt securities for all purposes under the indenture, including, without limitation, waivers, amendments, consents, redemptions and offers to purchase. The Notes will have the same terms as the Initial Notes, other than the issue date and offering price, and will have the same CUSIP number as, and will be fungible and rank equally with, the Initial Notes, except that for the first 40 days after their issuance, the Notes issued pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), will have a temporary CUSIP number. A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press release of Extended Stay America, Inc. and ESH Hospitality, Inc., dated March 11, 2016, announcing pricing of notes offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTENDED STAY AMERICA, INC.

Date: March 11, 2016	By:	/s/ John R. Dent
Name: John R. Dent
Title: General Counsel

ESH HOSPITALITY, INC.

Date: March 11, 2016	By:	/s/ John R. Dent
Name: John R. Dent
Title: General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release of Extended Stay America, Inc. and ESH Hospitality, Inc., dated March 11, 2016, announcing pricing of notes offering.